Exhibit 99.1

Echostar Completes Redemption
Of 4 7/8% Convertible Subordinated Notes

LITTLETON, Colo., October 21, 2003 — EchoStar Communications Corporation (Nasdaq: DISH) confirmed that effective October 20, 2003, it completed the previously announced redemption of $1 billion principal amount of its 4 7/8 percent Convertible Subordinated Notes due 2007.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995:
Except for historical information contained herein, the matters set forth in this press release are forward-looking statements. The forward-looking statements set forth above involve a number of risks and uncertainties that could cause actual results to differ materially from any such statement, including the risks and uncertainties discussed in EchoStar Communication Corporation’s Disclosure Regarding Forward-Looking Statements included in its recent filings, including Forms 10-K and 10-Q, with the Securities and Exchange Commission. The forward-looking statements speak only as of the date made, and EchoStar Communications Corporation undertakes no obligation to update these forward-looking statements.

About EchoStar Communications
EchoStar Communications Corporation (NASDAQ: DISH) serves over 9 million satellite TV customers through its DISH Network™, the fastest growing subscription television service in the nation. DISH Network delivers advanced digital satellite television services, including hundreds of video and audio channels, Interactive TV, HDTV, sports and international programming, professional installation and 24-hour customer service. DISH Network is the leader in the sale of digital video recorders (DVRs). Headquartered in Littleton, Colo., EchoStar has been a leader for 23 years in digital satellite TV equipment sales and support worldwide. EchoStar is included in the Nasdaq-100 Index (NDX) and is a Fortune 500 company. Visit EchoStar’s Web site at <www.echostar.com> or call 1-800-333-DISH (3474).

Investor Relations Contact: Jason Kiser, 303-723-2210, jason.kiser@echostar.com
Press Contact: Steve Caulk, 303-723-2010, steve.caulk@echostar.com

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